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Exhibit 99.3

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF MYR GROUP INC.
ADOPTED AS OF JANUARY 16, 2008

I.    PURPOSE OF THE COMMITTEE

        The purposes of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of MYR Group Inc. (the "Company") shall be to oversee the Company's compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans; and to produce a Committee report on executive compensation as required by the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement or annual report on Form 10-K filed with the SEC.

II.    COMPOSITION OF THE COMMITTEE

        The Committee shall consist of three or more directors as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the exchange, if any, upon which the Company's securities are traded, and any additional requirements that the Board deems appropriate. Members of the Committee shall also qualify as "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall satisfy any other necessary standards of independence under the federal securities and tax laws.

        The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

        Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

III.    MEETINGS AND PROCEDURES OF THE COMMITTEE

        The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than two times annually. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

        The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

        A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

        The Committee, with the assistance of the Corporate Secretary, shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

IV.    DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A.    Executive Compensation

        The Committee shall have the following duties and responsibilities with respect to the Company's executive compensation plans:

        (a)   To review at least annually the goals and objectives of the Company's executive compensation plans, and amend, or recommend that the Board amend, these goals and objectives if the Committee deems it appropriate.

        (b)   To review at least annually the Company's executive compensation plans in light of the Company's goals and objectives with respect to such plans, and, if the Committee deems it appropriate, adopt, or recommend to the Board the adoption of, new, or the amendment of existing, executive compensation plans.

        (c)   To evaluate annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company's executive compensation plans, and determine and approve, or recommend to the Board for its approval, the Chief Executive Officer's compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer's compensation, the Committee shall consider all relevant factors, including the Company's performance and relative stockholder return, the value of similar awards to chief executive officers of comparable companies, and the awards given to the Chief Executive Officer of the Company in past years. The Committee may discuss the Chief Executive Officer's compensation with the Board if it chooses to do so.

        (d)   To evaluate annually the performance of the other executive officers of the Company in light of the goals and objectives of the Company's executive compensation plans, and determine and approve, or recommend to the Board for its approval, the compensation of such other executive officers. To the extent that long-term incentive compensation is a component of such executive officer's compensation, the Committee shall consider all relevant factors in determining the appropriate level of such compensation, including the factors applicable with respect to the Chief Executive Officer.

        (e)   To evaluate annually the appropriate level of compensation for Board and Committee service by non-employee members of the Board.

        (f)    To establish and review stock ownership guidelines for directors and officers.

        (g)   To review and approve any employment, severance or termination arrangements to be made with any executive officer of the Company.

        (h)   To perform such duties and responsibilities as may be assigned to the Board or the Committee under the terms of any executive compensation plan.

        (i)    To review perquisites or other personal benefits to the Company's executive officers and recommend any changes to the Board.

        (j)    To produce a Committee report on executive compensation as required by the SEC to be included in the Company's annual proxy statement or annual report on Form 10-K filed with the SEC.

B.    General Compensation and Employee Benefit Plans

        The Committee shall have the following duties and responsibilities with respect to the Corporation's general compensation and employee benefit plans, including incentive-compensation and equity-based plans:

        (a)   To review at least annually the goals and objectives of the Corporation's general compensation plans and other employee benefit plans, including incentive-compensation and equity-based plans, and amend, or recommend that the Board amend, these goals and objectives if the Committee deems it appropriate.

        (b)   To review at least annually the Corporation's general compensation plans and other employee benefit plans, including incentive-compensation and equity-based plans, in light of the goals and objectives of these plans, and recommend that the Board amend these plans if the Committee deems it appropriate.

        (c)   To review at least annually the Corporation's management succession plans.

        (d)   To review all equity-compensation plans to be submitted for stockholder approval under the listing standards of the exchange, if any, upon which the Company's securities are traded, and to review and, in the Committee's sole discretion, approve all equity-compensation plans that are exempt from such stockholder approval requirement.

        (e)   To perform such duties and responsibilities as may be assigned to the Board or the Committee under the terms of any compensation or other employee benefit plan, including any incentive-compensation or equity-based plan.

V.    EVALUATION OF THE COMMITTEE

        The Committee shall, on an annual basis, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

        The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company's or the Board's policies or procedures.

VI.    INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

        The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities, and may retain, at the Company's expense, such independent counsel or other consultants or advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate any compensation consultant to assist the Committee in carrying out its responsibilities, including sole authority to approve the consultant's fees and other retention terms, such fees to be borne by the Company.

        While the members of the Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable federal or state law.

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  Exhibit 99.3
CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF MYR GROUP INC. ADOPTED AS OF JANUARY 16, 2008
  I. PURPOSE OF THE COMMITTEE
  II. COMPOSITION OF THE COMMITTEE
  III. MEETINGS AND PROCEDURES OF THE COMMITTEE
  IV. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE
  V. EVALUATION OF THE COMMITTEE
  VI. INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS